UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Pitney Bowes Inc.

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On April 28, 2023, Pitney Bowes Inc. (the “Company”) issued the following press release in connection with the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”). A copy of the press release can be found below:

Pitney Bowes Comments on Proxy Advisory Firm Recommendation

Pleased with Glass Lewis’ Recommendation that Shareholders Vote on Management’s GOLD Proxy Card

Encouraged by Glass Lewis’ Support of Pitney Bowes’ Existing GEC Strategy

Urges Shareholders to Vote FOR Pitney Bowes’ Eight Director Nominees as well as Katie May on the GOLD Proxy Card

STAMFORD, Conn., April 28, 2023 – Pitney Bowes (the “Company”) (NYSE:PBI), a global shipping and mailing company that provides technology, logistics, and financial services, today issued the following statement in response to proxy advisory firm Glass, Lewis & Co. (“Glass Lewis”) recommendation in connection with the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 9, 2023:

The Board and management team are encouraged by Glass Lewis’ support of our existing GEC strategy. Over the past decade we have built GEC into a leading, integrated ecommerce logistics player capable of leveraging USPS final mile delivery for nationwide coverage. The business is well positioned for continued growth and margin expansion as volumes increase, and we firmly believe that any deviation from our existing strategy will drive down revenue and reduce shareholder value. Glass Lewis commented1:

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“As it relates to the GEC business and strategy, all factors considered, we believe management and the board have articulated a clearer, more persuasive vision and a logical approach for this business segment.”

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“…we believe the GEC business rounds out Pitney’s synergistic portfolio in the shipping and mailing industry, giving it a higher-growth vector to complement its other two slower-growth segments facing secular decline.”

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“…we believe the long-promised potential of management’s strategy warrants further patience from investors, particularly now that the upfront build-out has been completed and so much capital has been expended.”

We are also pleased with many aspects of Glass Lewis’ voting recommendation, which is supportive of a majority of Pitney Bowes’ director nominees as well as our significant Board refreshment program. Glass Lewis stated2:

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“To be sure, we view this year’s board-recommended refresh, comprising three new directors with no apparent connections to any other board members, one of whom was nominated by a large shareholder, as a positive step forward.”

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“We believe [Mr. Brill’s] expertise in the nuances of the shipping industry, with a focus on global ecommerce and cross-border operations, will be particularly applicable to following through on Pitney’s commitment of delivering profitable growth in the GEC segment.”

[1]	Permission to use quotations neither sought nor obtained.
[2]	Permission to use quotations neither sought nor obtained.

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“Mr. Thomas also has nearly two decades working in banking where he held various capital markets roles, which we believe makes him well suited to help the Pitney board formulate and implement debt management strategies.”

However, we strongly disagree with certain aspects of Glass Lewis’ voting recommendation and characterization of our Board as “interlocked”. In fact, Mr. Lautenbach, Mr. Dutkowsky, and Ms. Sanford worked at IBM, an organization with around 450,000 employees at the time, decades ago, and neither did they work together, nor did they report to one another. Pitney Bowes has always sought a proper balance of directors with institutional and industry knowledge, as well as newer voices with fresh viewpoints of the Company. Our refreshment program began in 2018 – not 2023 – and the significant changes we have made since then reflect our commitment to have a balanced mix of experience, skills, leadership expertise, and new perspectives on our Board. We firmly believe that Hestia’s campaign created false and misleading narratives regarding our Board while seriously exaggerating the relevant experience of its nominees.

Furthermore, as we have stated in previous communications, we are not satisfied with our TSR, either. That said, Hestia’s calculations of TSR create a misleading understanding of our peer group, which we are pleased Glass Lewis commented on saying3, “…the Dissident bases its relative performance analysis solely on other logistics companies, including industry behemoths FedEx and UPS, which we admit are not particularly comparable to Pitney given their differences in scale and business lines.” While the COVID-19 pandemic, supply chain disruptions, and China lock-down have set us back, Pitney Bowes strategic transformation is nearly complete, and we firmly believe our shareholders will benefit from the necessary, long-term investments we have made over the past decade.

VOTE THE GOLD PROXY CARD TODAY FOR ALL PITNEY BOWES’ RECOMMENDED DIRECTOR NOMINEES

The Board urges all shareholders to vote “FOR” all the nominees recommended by the Pitney Bowes Board (all eight Company nominees and the recommended Hestia nominee, Katie May) on the GOLD proxy card today. All Pitney Bowes shareholders of record as of the close of business on March 10, 2023 are entitled to vote in connection with the Annual Meeting. Please vote using one of the following methods:

Vote Online	Vote by Mail

Go to the website identified on the enclosed GOLD proxy card or voting instruction form.	If you received your Annual Meeting material by mail, you also may choose to grant your proxy by completing, signing, dating, and returning the enclosed GOLD proxy card.

For more information about the 2023 Annual Meeting, please visit: www.VoteforPitneyBowes.com. Shareholders who have any questions or need assistance voting may contact the Company’s proxy solicitor, Morrow Sodali LLC, toll-free at 1 (800) 662-5200.

[3]	Permission to use quotations neither sought nor obtained.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

The above materials contain “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission (the “SEC”). Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Important Additional Information and Where to Find It

Pitney Bowes has filed a definitive proxy statement (the “Proxy Statement”) and other documents with the SEC in connection with its solicitation of proxies from shareholders in respect of the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’ PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND THE ACCOMPANYING GOLD PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT PITNEY BOWES. Shareholders may obtain free copies of the Proxy Statement and other relevant documents that Pitney Bowes files with the SEC and on Pitney Bowes’ website at http://www.pitneybowes.com or from the SEC’s website at http://www.sec.gov.